Exhibit 5(b)


                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                              919 THIRD AVENUE
                            NEW YORK, 10022-3897

                            TEL: (212) 735-3000
                            FAX: (212) 735-2000


                                                       November 14, 1996


The Mead Corporation
Mead World Headquarters
Courthouse Plaza Northeast
Dayton, Ohio 45463

                     Re:       The Mead Corporation
                               Registration Statement on Form S-3

Gentlemen:

         This opinion is furnished by us as special counsel for The Mead Corporation, an Ohio corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of $850,000,000 aggregate principal amount of the Company's unsecured debentures, notes or other evidences of indebt-edness (the "Securities").

         This opinion is delivered in accordance with the requirements of Items 601(b)(5) of Regulation S-K under the Securities Act.

         We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate in connection with this opinion, including (i) the Registration Statement relating to the Securities; (ii) the Indenture dated as of July 15, 1982 between the Company and Bankers Trust Company, as supplemented by the First Supplemental Indenture, dated as of March 1, 1987, the Second Supplemental Indenture, dated as of October 15, 1989 and the Third Supplemental Indenture, dated as of November 15, 1991, and the Indenture dated as of February 1, 1993 between the Company and The First National Bank of Chicago (each, an "Indenture"), and the form of Indenture between the Company and other trustees (the "form of Indenture" and, when duly authorized, executed and delivered, an "Indenture"), each filed as an exhibit to the Registration Statement; (iii) the form of the Securities;
(iv) the Amended Articles of Incorporation of the Company, as currently in effect; (v) the Regulations of the Company as currently in effect; and (vi) certain resolutions adopted to date by the Board of Directors of the Company (the "Board of Directors") relating to the registration of the Securities.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have assumed that the Indentures have been and the form of Indenture will be duly authorized, executed and delivered by the applicable trustees, and that any Securities that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the applicable trustees.

         We are members of the Bar in the State of New York and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

         We have assumed that (i) the Company has duly authorized the issuance of the Securities and the filing of the Registration Statement under Ohio law; (ii) the Indentures were duly authorized, executed and delivered by the Company under Ohio law and the form of Indenture will be duly authorized, executed and delivered by the Company under Ohio law;
(iii) the choice of New York law in the Indentures is legal and valid under the laws of other applicable jurisdictions; and (iv) the execution and delivery by the Company of the Indentures and the form of Indenture and the Securities and the performance by the Company of its obligations thereunder will not violate or conflict with any laws of the State of Ohio. Reference is made to the opinion of David L. Santez, Assistant Secretary and Associate General Counsel of the Company, filed as Exhibit 5(a) to the Registration Statement, with respect to matters under the laws of the State of Ohio, and our opinions set forth herein are subject to the same limitations, qualifications and assumptions set forth in such opinion.

         Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regula-tions thereunder; (iii) if the Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Securities and related matters; (v) the terms of the Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the Amended Articles of Incorporation or Regulations of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Securities, when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) the waiver contained in Section 515 of the applicable Indenture may be unenforceable, (d) requirements that a claim with respect to any Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (e) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign curren-cies, currency units or composite currencies.

         David L. Santez, Assistant Secretary and Associate General
Counsel of the Company, is permitted to rely upon this opinion for the purpose of delivering his opinion to the Company in its capacity as counsel to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the filing of this opinion with the Commission as Exhibit 5(b) to the Registration Statement. We also consent to the reference to us under the heading "Validity of Securities" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                   Very truly yours,

                                   /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP